SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 27, 2001
                        (Date of Earliest Event Reported)

                                HOTJOBS.COM, LTD.
             (Exact name of registrant as specified in its charter)


         DELAWARE                    0-26891                  13-3931821
      (State or other       (Commission File Number)        (IRS Employer
       jurisdiction                                     Identification Number)
     of incorporation)

              406 WEST 31ST STREET, 9TH FLOOR, NEW YORK, NY 10001
          (Address of principal executive offices, including Zip Code)

                                 (212) 699-5300
              (Registrant's telephone number, including area code)

Item 5 - Other Events.

            On December 27, 2001, HotJobs.com, Ltd. ("HotJobs") announced that it had terminated the agreement and plan of merger by and among TMP Worldwide Inc., TMP Tower Corp. and HotJobs (the "TMP Merger Agreement"), dated as of June 29, 2001, and that it had entered into an agreement and plan of merger (the "Yahoo! Merger Agreement") by and among Yahoo! Inc., ("Yahoo!"), HJ Acquisition Corp., a wholly owned subsidiary of Yahoo!, and HotJobs.

            A copy of the Yahoo! Merger Agreement and the press release related to the events discussed above are each attached hereto as Exhibits 2.1 and 99.1, respectively, and are each hereby incorporated by reference.

Item 7(c) - Exhibits.

      2.1 Agreement and Plan of Merger, dated as of December 27, 2001, by and among Yahoo! Inc., HJ Acquisition Corp., and HotJobs.com Ltd. Schedules and certain other attachments to this Exhibit have not been filed; upon request, HotJobs will furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or attachment.

      99.1  Press Release.














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


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HotJobs.com, Ltd.

Date:  December 28, 2001               By: /s/ Lowell W. Robinson
                                          ----------------------------------

                                          Name:  Lowell W. Robinson
                                          Title: Senior Executive Vice President
                                                 and Chief Financial Officer





















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


                                  EXHIBIT INDEX


      2.1 Agreement and Plan of Merger, dated as of December 27, 2001, by and among Yahoo! Inc., HJ Acquisition Corp., and HotJobs.com Ltd. Schedules and certain other attachments to this Exhibit have not been filed; upon request, HotJobs will furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or attachment.

      99.1  Press Release.












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